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                                                                    EXHIBIT 99.2

                                     (LOGO)
REGISTRATION NAME AND ADDRESS

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The undersigned hereby appoints Robert L. Hoverson and Mark E. Magee, and either of them, the proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Provident Financial Group, Inc., to be held, May 20, 2004, at 9:00 A.M. Eastern Time, at The Westin Cincinnati, 21 E. 5th Street, Cincinnati, Ohio, as specified below on the matters described in Provident's Proxy Statement and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof. THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. To adopt Provident's merger with and into National City Corporation, a Delaware corporation, under the Agreement and Plan of Merger, dated as of February 16, 2004, by and between Provident and National City and the transactions contemplated by the merger agreement.

   [ ] FOR THE MERGER    [ ] AGAINST THE MERGER    [ ]  ABSTAIN

2. To authorize the postponement or adjournment of the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to adopt the merger.

   [ ] FOR               [ ] AGAINST               [ ]  ABSTAIN

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
Dated:                                                    Signature:
        ------------------------------------------ 2004               -----------------------------------------------

                                                          Signature:
                                                                      -----------------------------------------------
                                                                      IMPORTANT: Please sign exactly as name appears
                                                                      hereon indicating, where proper, official
                                                                      position or representative capacity. In the case
                                                                      of joint holders, all should sign.
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   TO VOTE YOUR SHARES, YOU MUST MARK, SIGN, DATE AND RETURN THIS PROXY FORM.

  WHEN PROPERLY SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE
                          ABOVE SIGNED SHAREHOLDER(S).
A PROPERLY SIGNED PROXY THAT GIVES NO DIRECTION WILL BE VOTED AS RECOMMENDED BY
                            THE BOARD OF DIRECTORS.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.